EXHIBIT 99

Contact:  Roger R. Hopkins, Chief Accounting Officer

(615) 890-9100

National Health Investors to Present at

Jefferies 2011 Global Healthcare Conference

MURFREESBORO, Tenn. (May 23, 2011) - National Health Investors, Inc. (NYSE: NHI) announced that Justin Hutchens, Chief Executive Officer and President, and Roger Hopkins, Chief Accounting Officer, will make a presentation to the investment community at Jefferies 2011 Global Healthcare Conference in New York City.  The presentation will take place on Monday, June 6, 2011 9 a.m. ET. A link to this webcast can be found on the Company’s website at www.nhireit.com as well as http://wsw.com/webcast/jeff60/nhi/.

National Health Investors, Inc. is a healthcare real estate investment trust that specializes in the financing of healthcare real estate by purchase and leaseback transactions and by mortgage loans.  NHI’s investments involve skilled nursing facilities, assisted living facilities, independent living facilities, medical office buildings, an acute psychiatric hospital, an acute care hospital and a transitional rehabilitation center.  The common stock of the company trades on the New York Stock Exchange with the symbol NHI. Additional information about NHI, including its most recent press releases, may be obtained on NHI's website at www.nhireit.com.